Exhibit 10.01
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
California Association of Realtors(R)                                          Disclosure Regarding Real Estate Agency Relationships
                                                                                                     (As required by the Civil Code)
                                                                                                  (C.A.R. Form Ad-11, Revised 10/01)

When you enter under a listing agreement with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

                                                          SELLER'S AGENT

A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only.  A Seller's agent or a subagent of that agent has the following affirmative obligations:

To the Seller:
         A Fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller.

To the Buyer and the Seller:
         (a)      Diligent exercise of reasonable skill and care in performance of the agent's duties.
         (b)      A duty of honest and fair dealing and good faith.
         (c)      A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

                                                           BUYER'S AGENT

A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only.  In these situations, the agent is not the
Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the
Seller.  An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer:
         A Fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer.

To the Buyer and the Seller:
         (a)      Diligent exercise of reasonable skill and care in performance of the agent's duties.
         (b)      A duty of honest and fair dealing and good faith.
         (c)      A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

                                             AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:
         (a)      A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with either the Seller or the Buyer.
         (b)      Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, the agent may not, without the express permission of the respective party, disclose to the other party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered.

The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests.  You should carefully read all agreements to assure that they adequately express your understanding of the transaction.  A real estate agent is a person qualified to advise about real estate.  If legal or tax advice is desired, consult a competent professional.

Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agent assisting in the transaction.  The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form.  You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction.

This disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code set forth on the reverser thereof.  Read it carefully.

I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS DISCLOSURE.

/s/ Dinesh Maniar                                         Date 03/31/2003
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SELLER

/s/ Kevin S. Kim                                          Date 03/31/2003
------------------------
BUYER

/s/ Marcia G. Kim                                         Date 03/31/2003
------------------------
BUYER

/s/ ReMax Dolphin Real Estate by Ken Johnson              Date 03/31/2003
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AGENT (Associate Licensee or Broker Signature)

THIS FORM SHALL BE PROVIDED AND ACKNOWLEDGED AS FOLLOWS (Civil Code Section 2079.14):

o    When the listing brokerage company also represents the Buyer, the Listing Agent shall give one AD-11 form to the Seller and one to the Buyer.

o    When Buyer and Seller are represented by different brokerage companies, then the Listing Agent shall give one AD-11 form to the Seller and the Buyer's Agent shall give one AD-11 form to the Buyer and one AD-11 form to the Seller.

SEE REVERSE SIDE FOR FURTHER INFORMATION

[The following, in whole or in part, is repeated on every page of the form.]

The copyright laws of the United States (Title 17 U.S. Code) forbid the unauthorized reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats.

Copyright (C) 1991-2001, CALIFORNIA ASSOCIATION OF REALTORS(R), INC. ALL RIGHTS RESERVED.  THIS FORM HAS BEEN APPROVED BY THE
CALIFORNIA ASSOCIATION OF REALTORS(R) (C.A.R.).  NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION IN
ANY SPECIFIC TRANSACTION.  A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS.  IF YOU DESIRE LEGAL
OR TAX ADVICE, CONSULT AN APPROPRIATE PROFESSIONAL.

This form is available for use by the entire real estate industry.  It is not intended to identify the user as a REALTOR(R).
REALTOR(R) is a registered collective membership mark which may be used only by members of the NATIONAL ASSOCIATION OF REALTORS(R)
who subscribe to its Code of Ethics.

Published and Distributed by:

REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS(R)
525 South Virgil Avenue, Los Angeles, California 90020
[Equal Housing Opportunity logo]

AD-11 REVISED 10/01 (PAGE 1 OF 1) Print Date BDC Oct 02
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CALIFORNIA ASSOCIATION OF REALTORS(R) [logo]
RECEIPT FOR DEPOSIT AND ESCROW INSTRUCTIONS
Date:  03-31-2003, at San Ramon, California.
Received from: Kevin S. Kim, Marcia G. Kim ("Buyer"),

[X] A Corporation
A Deposit of $55,500 Dollars toward the Purchase Price of One Million Eight Hundred Ninety-One Thousand Six Hundred Twenty-Five
Dollars, for Purchase of Property Situated in San Ramon, County of _______________, California, Described as 1021 Market Place,
Assessor's Parcel No.: 2137020083 ("Property").
1.       FINANCING:  Obtaining the loans below is a contingency of this Agreement.  Buyer shall act diligently and in good faith to obtain the designated loans.  Obtaining deposit, down payment and closing costs is not a contingency.
A.       BUYER'S DEPOSIT shall be held uncashed until [X] Acceptance, [ ] opening of escrow], or [ ] _______.     $55,500
B.       INCREASED DEPOSIT shall be deposited with __________ within ___ Days After Acceptance, or [ ] _____.     $______.
C.       FIRST LOAN IN THE AMOUNT OF $1,324,137.50.
         [X] NEW First Deed of Trust in favor of [X] Lender, [ ] Seller,
         OR [ ] ASSUMPTION (or [ ] "subject to") Existing First Deed of Trust encumbering the Property, securing a note payable at maximum interest of 7.5% fixed rate, or 6.5% initial adjustable rate with a maximum interest rate cap of _______%, interest amortized over the life of the loan (or [ ] 5 years), balance due in 30 years.  (If checked: [ ] and with a margin not to exceed ___%, tied to the following index: _____.)  Buyer shall pay loan fees/points not to exceed 1 pt.  Additional terms:
         ____________.
D.       SECOND LOAN IN THE AMOUNT OF $_________
         [ ] NEW Second Deed of Trust in favor of [ ] Lender, [ ] Seller,
         OR [ ] ASSUMPTION (or [ ] "subject to") Existing Second Deed of Trust encumbering the Property, securing a note payable at maximum interest of ___% fixed rate, or ___% initial adjustable rate with a maximum interest rate cap of ____%,  interest amortized over the life of the loan (or [ ] ___ years), balance due in ___ years. (If checked: [ ] and with a margin not to exceed __ %, tied to the following index: ___.) Buyer shall pay loan fees/points not to exceed ____. Additional terms: ___.
E.       ADDITIONAL FINANCING TERMS:  $_____
F.       SELLER FINANCING:  For any Seller financing designated above, Buyers is to execute a note secured by a deed of trust in favor of Seller, on the terms and conditions set forth in the attached addendum (C.A.R. Form SFA-14).]
G.       BALANCE OF PURCHASE PRICE (not including costs of obtaining loans and other closing costs) to be deposited with escrow
         holder within sufficient time to close escrow.       $511,987.00.
H.       TOTAL PURCHASE PRICE       $1,891,625.
I.       LOAN CONTINGENCY shall remain in effect until the designated loans are funded, or assumed financing is approved (or [ ]
         ___ Days After Acceptance, by which time Buyer shall give Seller written notice of Buyer's election to cancel this
         Agreement if Buyer is unable to obtain or assume the designated loans.  If Buyer does not give Seller such notice, the contingency of obtaining the designated loans shall be removed by the method specified in paragraph 21).
J.       LOAN APPLICATIONS:  For NEW financing, within 5 (or [ ] ___) Days After Acceptance, (i) Buyer shall submit a loan application and credit report to lender or mortgage loan broker and (ii) Buyer shall notify Seller in writing of the lender or mortgage loan broker to whom the documentation was submitted, and when.  If Buyer fails to take any of these actions within this time, Seller may cancel this Agreement in writing.
K.       ALL CASH OFFER:  If this is an all cash offer, Buyer shall, within 5 (or [ ] ___) Days After Acceptance, provide Seller written verification of sufficient funds to close this transaction.  Seller may cancel this Agreement in writing within 5
         Days After (i) time to provide verification expires, if Buyer fails to provide certification; or (ii) receipt of verification, if Seller reasonably disapproves it.
L.       [X] APPRAISAL CONTINGENCY:  (If checked)  This Agreement is contingent upon Property appraising at no less than the specified total purchase price.  If there is a loan contingency, the appraisal contingency shall remain in effect until the loan contingency is removed.  If there is no loan contingency, the appraisal contingency shall be removed within __ Days
         After Acceptance.
M.       ASSUMED OR "SUBJECT TO" FINANCING:  Seller shall provide Buyer copies of all applicable notes and deeds of trust, loan balances and current interest rates ("Loan Information").  Seller represents that Seller is not delinquent on any payments due on any loans.  Seller shall, within the time specified in paragraph 21, provide the Loan Information to Buyer.  Buyer shall, within the time specified in paragraph 21, provide written notice to Seller of any items reasonably disapproved.
         Differences between estimated and actual loan balances shall be adjusted at close of escrow by cash down payment.  Impound accounts, if any, shall be assigned and charged to Buyer, and credited to Seller.  Seller is advised that Buyer's assumption of an existing loan may not release Seller from liability on that loan.  If Property is acquired subject to an existing loan, Buyer and Seller are advised to consult with legal counsel regarding the ability of an existing lender to call the loan due, and the consequences thereof.
2.       ESCROW:  This Agreement shall constitute mutual instructions by Buyer and Seller to Escrow Holder not to prepare any document restating, rephrasing, or amending this Agreement, without further written instructions from both parties.  Escrow Holder shall confirm its conduct in accordance with the terms of this Agreement.  Buyer and Seller are advised that Escrow Holder may require them to sign additional instructions for matters not covered by this Agreement, but which do not alter the terms of this
Agreement.  Seller hereby irrevocably assigns to Broker's the compensation specified in paragraph 39, and irrevocably instructs
Escrow Holder to disburse that compensation to Brokers from Seller's proceeds, at close of escrow.  These compensation instructions can only be amended or revoked with the consent of Brokers.  Buyer and Seller agree for the purpose of Broker compensation, Brokers are third-party beneficiaries of this Agreement.  Close Of Escrow shall occur 60 Days After Acceptance (or [ ] on _________ (date)).
Buyer and Seller shall deliver signed escrow instructions consistent with this Agreement [X] within 10 Days After Acceptance, [ ] at least ___ Days before Close of Escrow, or [ ] _______.  Possession and occupancy, subject to the rights of tenants under existing leases, shall be delivered to Buyer [X] on close of escrow, [ ] not later than ___ days after close of escrow, or [ ] __________.

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 1 of 6 Pages.
Buyer's Initials (/s/ KSK) (/s/ MGK)        Seller's Initials (/s/ DM)

MASTER COPY
COMMERCIAL PROPERTY PURCHASE AGREEMENT (CPA-14 PAGE 1 OF 6)

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Property Address:  1021 Market Place                                                               Date: 03/31/2003

3.       KEYS:  At the time possession is made available to Buyer, Seller shall provide keys and/or means to operate all Property locks, mailboxes, security systems, alarms, and garage door openers.  If Property is a unit in a condominium or subdivision, Buyer may be required to pay a deposit to the Owner's Association ("OA") to obtain keys to accessible OA facilities.
4.       ALLOCATION OF COSTS:  (Check boxes which apply.  If needed, insert additional instructions in blank lines.)
         GOVERNMENTAL TRANSFER FEES:
A.       [ ] Buyer  [X] Seller shall pay County transfer tax or transfer fee.  __________
B.       [ ] Buyer  [X] Seller shall pay City transfer tax or transfer fee.  __________
         TITLE AND ESCROW COSTS:
C.       [X] Buyer  [ ] Seller shall pay for owner's title insurance policy, issued by North American Title company.  (Buyer shall pay for any title insurance policy insuring Buyer's Lender, unless otherwise agreed.)
D.       [X] Buyer  [ ] Seller shall pay escrow fee __________.  Escrow holder shall be North American.
         SEWER/SEPTIC/WELL COSTS:
E.       [ ] Buyer  [ ] Seller shall pay for sewer connection, if required by Law prior to Close Of Escrow. _____
F.       [ ] Buyer  [ ] Seller shall pay to have septic or private sewage disposal system inspected. ______
G.       [ ] Buyer  [ ] Seller shall pay to have wells tested for water quality, potability, productivity, and recovery rate.  ____
         OTHER COSTS:
H.       [ ] Buyer  [X] Seller shall pay Owners' Association transfer fees.  ______
I.       [ ] Buyer  [X] Seller shall pay Owners' Association document preparation fees.  ______
J.       [ ] Buyer  [X] Seller shall pay for zone disclosure reports.  ______
K.       [ ] Buyer  [X] Seller shall pay the cost of compliance with any other minimum mandatory government retrofit standards and inspections required as a condition of closing escrow under any Law.  ______
5.       TITLE AND VESTING:
A.       Within the time specified in paragraph 21, Buyer shall be provided a current preliminary (title) report (which is only an offer by the title insurer to issue a policy of title insurance, and may not contain every item affecting title).  Buyer shall, within the time specified in paragraph 21, provide written notice to Seller of any items reasonably disapproved.
B.       At the Close Of Escrow, Buyer shall receive a grant deed conveying title, including oil, mineral and water rights, if currently owned by Seller.  Title shall be subject to all encumbrances, easements, covenants, conditions, restrictions, rights, and other matters which are of record or disclosed to Buyer prior to Close Of Escrow, unless disapproved in writing by Buyer within the time specified in paragraph 21.  However, title shall not be subject to any liens against the Property, except for those specified in the Agreement.  Buyer shall receive a CLTA title insurance policy.  (An ALTA policy, which may require a survey, may provide greater coverage for Buyer.  If Buyer chooses this policy, the increased cost over a CLTA policy shall be paid by Buyer.)  The title company, at Buyer's request, can provide information about availability, desirability and cost of various title insurance coverages.  Title shall vest as designated in Buyer's escrow instructions.
         THE MANNER OF TAKING TITLE MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES.
6.       CONSEQUENCES OF PROPERTY:
A.       EXCEPT AS SPECIFIED IN THIS AGREEMENT, Property is sold "AS IS," WITHOUT WARRANTY, in its PRESENT physical condition.
B.       PROPERTY MAINTENANCE:  Unless otherwise agreed, Property, including landscaping and grounds, is to be maintained in substantially the same condition as on the date of Acceptance.
C.       INSPECTIONS AND DISCLOSURES:  Buyer's right to inspect the Property and disapprove of its condition based upon items discovered in Buyer's inspections, shall be governed by the procedure in paragraphs 9 and 21.  SELLER IS OBLIGATED TO
         DISCLOSE KNOWN MATERIAL FACTS AND TO MAKE OTHER DISCLOSURES REQUIRED BY LAW, WHETHER OR NOT SELLER WARRANTS ANY ASPECT OF
         THE PROPERTY.
7.       FIXTURES:  All EXISTING fixtures and fittings that are attached to the Property, or for which special openings have been made, if owned by Seller, are INCLUDED IN THE PURCHASE PRICE (unless excluded below), and shall be transferred free of liens and "AS
IS," unless specifically warranted.  FIXTURES INCLUDED:  __________.  Within the time specified in paragraph 21, Seller shall give
Buyer a list of fixtures not owned by Seller.  Buyer, within the time specified in paragraph 21, shall notify Seller in writing of any disapproval.
8.       PERSONAL PROPERTY:  A complete inventory of all personal property of Seller currently used in the operation of the Property and included in the purchase price, shall be delivered to Buyer within the time specified in paragraph 21.  Buyer, within the time specified by paragraph 21, shall notify Seller in writing of any disapproval.  Seller shall deliver title to the personal property by Bill of Sale, free of all liens and encumbrances, and without warranty of condition, except __________.
9.       BUYER'S INVESTIGATION OF PROPERTY CONDITION: Buyer's Acceptance of the condition of the Property is a contingency of this
Agreement, as specified in this paragraph and paragraph 21.  Buyer shall have the right, at Buyer's expense, to conduct inspections, investigations, tests, surveys, and other studies ("Inspections"), including the right to inspect for wood destroying pests and organisms.  No Inspections shall be made by any governmental building or zoning inspector, or government employee, without Seller's prior written consent, unless required by law.  Property improvements may not be built according to codes or in compliance with current law, or have had permits issued.  Buyer shall, within the time specified in paragraph 21, complete these Inspections and notify Seller in writing of any items reasonably disapproved.  Seller shall make Property available for all Inspections.  Buyer shall: keep Property free and clear of liens; indemnify and hold Seller harmless from all liability, claims, demands, damages and costs; and repair all damages arising from Inspections.  Buyer shall carry, or Buyer shall require anyone acting on Buyer's behalf to carry, policies of liability, worker's compensation, and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any work done on the Property at Buyer's direction, prior to
Close of Escrow.  Seller is advised that certain protections may be afforded Seller by recording a notice of non-responsibility for work done on the Property at Buyer's direction.  At Seller's request, Buyer shall give Seller, at no cost, complete copies of all
Inspection reports obtained by Buyer concerning the property.  Seller shall have water, gas, and electricity on for Buyer's
Inspections, and through the date possession is made available to Buyer.
10.      [X]  ENVIRONMENTAL SURVEY:  Within 20 Days After Acceptance, Buyer shall be provided a phase one environmental survey report paid for and obtained by [X] Buyer, [ ] Seller.  Buyer, within the time specified in paragraph 21, shall provide Seller with written notice of any item disapproved.
11.      ENVIRONMENTAL HAZARD CONSULTATION:  Buyer and Seller acknowledge: (1) Federal, state, and local legislation impose liability upon existing and former owners and users of real property, in applicable situations, or certain legislatively defined, environmentally hazardous substances; (2) Broker has made no representation concerning the applicability of any such law to this transaction, or to Buyer, or to Seller, except as otherwise indicated in this Agreement; (3) Broker(s) has/have made no representation concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Property; and (4) Buyer and Seller are each advised to consult with technical and legal experts concerning the existence, testing, discovery, location, and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Property.
12.      AMERICANS WITH DISABILITIES ACT:  The Americans With Disabilities Act ("ADA") prohibits discrimination against individuals with disabilities.  The ADA affects almost all commercial facilities and public accommodations.  The ADA can require, among other things, buildings to be made readily accessible to the disabled.  Different requirements apply to new construction, alterations to existing buildings, and removal of barriers in existing buildings.  Compliance with the ADA may require significant costs.  Monetary and injunctive remedies may be incurred if the Property is not in compliance.  A real estate broker does not have the technical expertise either to determine whether a building is in compliance with ADA requirements, or to advise a principal on those requirements.  Buyer and Seller are advised to contact an attorney, contractor, architect, engineer, or other qualified professional of his/her own choosing to determine to what degree, if at all, the ADA impacts upon that principal or this transaction.

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 2 of 6 Pages.
Buyer's Initials (/s/ KSK) (/s/ MGK)        Seller's Initials (/s/DM)

MASTER COPY
COMMERCIAL PROPERTY PURCHASE AGREEMENT (CPA-14 PAGE 2 OF 6)

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Property Address:  1021 Market Place                                                               Date: 03/31/2003

13.      PRORATIONS AND PROPERTY TAXES:  Unless otherwise agreed in writing, real property taxes and assessments, interest, rents, other revenue utilities, OA regular, special, and emergency dues and assessments imposed prior to Close of Escrow, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, and payments on Mello-Roos and other Special
Assessment District bonds and assessments which are not a lien shall be PAID CURRENT and prorated between Buyer and Seller as of
Close Of Escrow.  Prorated payments on Mello-Roos and other Special Assessment District bonds and assessments and OA special assessments that are now a lien but not yet due, shall be assumed by Buyer WITHOUT CREDIT toward the purchase price.  Property will be reassessed upon change of ownership.  Any supplemental tax bills shall be paid as follows: (1) For periods after Close Of Escrow, by Buyer; and (2) For periods prior to Close Of Escrow, by Seller.  TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY
BETWEEN BUYER AND SELLER.  Exceptions:  _____.
14.      SELLER DISCLOSURES:  Within the time specified in paragraph 21, Seller, shall provide to Buyer, in writing, the following disclosures and information.  Buyer shall then, within the time specified in paragraph 21, investigate the disclosures and information, and provide written notice to Seller of any item disapproved.
A.       ZONE DISCLOSURES:  Special Flood Hazard Areas; Potential Flooding (Inundation) Areas; Very High Fire Hazard Severity Zones;
         State Fire Responsibility Areas; Earthquake Fault Zones; Seismic Hazard Zones, or any other federal, state, or locally designated zone for which disclosure is required by Law.
B.       BOOKLETS AND GUIDES:  Earthquake Guide (and disclosures), if required by law, and Environmental Hazards Booklet.
C.       STRUCTURAL MODIFICATIONS:  Any known structural additions or alterations to, or the installation, alteration, repair or replacement of, significant components of the structure(s) upon the Property.
D.       GOVERNMENTAL COMPLIANCE:  Any improvements, additions, alterations, or repairs ("Improvements") made by Seller, or known to
         Seller to have been made, without required governmental permits, final inspections, and approvals.
E.       VIOLATION NOTICES:  Any notice of violations of city, county, state, or federal building, zoning, fire, or health laws, codes, statutes, ordinances, regulations, or rules filed or issued against the Property and actually known to Seller.
F.       MISCELLANEOUS ITEMS:  Any of the following, if actually known to Seller: (1) any current pending lawsuit(s), investigation(s), inquiry(ies), actions, or other proceedings(s) affecting the Property, or the right to use and occupy it;
         (2) any unsatisfied mechanic or materialman lien(s) affecting the property; and (3) that any tenant of the Property is the subject of a bankruptcy.
15.      SELLER DOCUMENTATION:  Within the time specified in paragraph 21, Seller shall provide buyer the following information.
Buyer shall then, within the time specified in paragraph 21, investigate the information and provide written notice to Seller of any item disapproved.
A.       SURVEYS, PLANS AND ENGINEERING DOCUMENTS:  Copies of surveys, plans, specifications, and engineering documents, if any, in
         Seller's possession or control.
B.       RENTAL SERVICE AGREEMENTS: (1) All current leases, rental agreements, service contracts, and other agreements pertaining to the operation of the Property (2) a rental statement including names of tenants, rental rates, period of rental, date of last rent increase, security deposits, rental concessions, rebates, or other benefits, if any, and a list of delinquent rents and their duration.  Seller represents that no tenant is entitled to any concession, rebate, or other benefit, except as set forth in these documents.
C.       INCOME AND EXPENSE STATEMENTS:  The books and records, including a statement of income and expense for the 12 months preceding Acceptance.  Seller represents that the books and records are those maintained in the ordinary and normal course of business, and used by Seller in the computation of federal and state income tax returns.
D.       ESTOPPEL CERTIFICATES: Estoppel certificates completed by Seller or Seller's agent, acknowledging: (1) that tenants' rental or lease agreements are unmodified and in full force and effect (or if modified, stating all such modifications); (2) that no lessor defaults exist; and, (3) stating the amount of any prepaid rent or security deposit.  Estoppel certificates shall be signed by tenants or, if a tenant does not sign, by Seller or Seller's agent, who shall indicate whether or not the signature is binding upon the tenant.
E.       PERMITS:  If in Seller's possession, copies of all permits and approvals concerning the Property, obtained from any governmental entity, including, but not limited to, Certificates of Occupancy, Conditional Use Permits, Development Plans,
         and licenses and permits pertaining to the operation of the Property.
16.      CHANGES DURING ESCROW:
A.       Prior to Close Of Escrow, Seller may only engage in the following acts (collectively "Changes") subject to Buyers rights in paragraph 16B: (1) rent or lease any vacant unit or other part of the premises: (2) alter, modify, or extend any existing rental or lease agreement; (3) enter into, alter, modify or extend any service contract(s); or (4) change in the status of the condition of Property.
B.       Seller shall give written notice to Buyer of any proposed Changes.  Buyer, within the time specified in paragraph 21, shall notify Seller in writing of disapproval of any such proposed Change.  If Buyer disapproves, Seller shall not make the proposed Change.
17.      SECURITY DEPOSITS:  Security deposits, if any, to the extent they have not been applied by Seller in accordance with any rental agreement and current law, shall be transferred to Buyer on Close Of Escrow.  Seller shall notify each tenant, in compliance with the Civil Code.
18.      REPAIRS:  Repairs under this Agreement shall be completed prior to Close Of Escrow, unless otherwise agreed in writing.
Work to be performed at Seller's expense may be performed by Seller or through others, provided that work complies with applicable laws, including governmental permit, inspection, and approval requirements.  Repairs shall be performed in a skillful manner with materials of quality comparable to existing materials.  It is understood that exact restoration of appearance or cosmetics items following all Repairs may not be possible.
19.      WITHHOLDING TAXES:  Seller and Buyer agree to execute and deliver any instrument, affidavit, statement, or instruction reasonably necessary to comply with federal (FIRPTA) and California withholding laws, if required (such as C.A.R. Form AS-11).
20.      BROKERAGE:  Neither Buyer nor Seller has utilized the services of, or for any other reason owes compensation to, a licensed real estate broker (individual or corporate), agent, or finder, or other entity, other than as specified in this Agreement.  In connection with any act relating to the Property, including, but not limited, inquiries, introductions, consultants, and negotiations leading to this Agreement.  Buyer and Seller each agree to indemnify, defend, and hold harmless the other, and the
Brokers specified herein, and their agents, from and against any costs, expenses or liability for compensation claimed inconsistent with the warranty and representations in this paragraph.
21.      TIME PERIODS/DISAPPROVAL RIGHTS/REMOVAL OF CONTINGENCIES/CANCELLATION RIGHTS:
A.       TIME PERIODS:  The following time periods shall apply, unless changed by mutual written agreement:
         (1)      SELLER HAS: 5 (or [ ] ___) Days After Acceptance or, as applicable discovery, to request (or if no request is necessary, to complete) and 2 Days After receipt (or completion) to provide to Buyer all reports, disclosures and information for which Seller is responsible under paragraphs 1M, 4, 5, 7, 8, 14, 15 and 16.
         (2)      BUYER HAS: (a) 10 (or [ ] ___) Days After Acceptance to complete all inspections, investigations, and review of reports and other applicable information for which Buyer is responsible and 30 (or [ ] ___) Days After Acceptance to complete geologic, soil and remove any contingency or disapproval right associated with that item by the active or passive method, as specified below; (b) 5 (or [ ] ___) Days After receipt of (i) environmental survey in paragraph 10, and (ii)
         each of the items in paragraph 21A(1) to either disapprove in writing any items which are unacceptable to Buyer, or to remove any contingency or disapproval right associated with that item, by the active or passive method, as specified below.
         (3)      SELLER'S RESPONSE TO BUYER'S DISAPPROVALS:  Seller shall have 5 (or [ ] ___) Days After receipt of Buyer's written notice of items reasonably disapproved, to respond in writing.  If Seller refuses or is unable to make repairs to, or correct, any items reasonably disapproved by Buyer, or if Seller does not respond within the time period specified.
         Buyer shall have 5 (or [ ] ___) Days After receipt of Seller's response, or after the expiration of the time for Seller to respond, whichever occurs first, to cancel this Agreement in writing.

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 3 of 6 Pages.
Buyer's Initials (/s/ KSK) (/s/ MGK)        Seller' Initials (/s/DM)

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COMMERCIAL PROPERTY PURCHASE AGREEMENT (CPA-14 PAGE 3 OF 6)

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Property Address:  1021 Market Place                                                               Date: 03/31/2003

B.       ACTIVE OR PASSIVE REMOVAL OF BUYER'S CONTINGENCIES:
         (1)  [ ] ACTIVE METHOD (APPLIES IF CHECKED):  If Buyer does not give Seller written notice of items reasonably disapproved, removal of contingencies or disapproval right, or notice of cancellation within the time periods specified, Seller shall have the right to cancel this Agreement by giving written notice to Buyer.
         (2)  PASSIVE METHOD (Applies UNLESS Active Method is checked): If Buyer does not give Seller written notice of items reasonably disapproved, or of removal of contingencies or disapproval right, or notice of cancellation within the time periods specified, Buyer shall be deemed to have removed and waived any contingency or disapproval right, or the right to cancel, associated with that item.
C.       EFFECT OF CONTINGENCY REMOVAL:  If Buyer removes any contingency or cancellation right by the active or passive method, as applicable, Buyer shall conclusively be deemed to have: (1) Completed all Inspections, Investigations, and review of reports and other applicable information and disclosures pertaining to that contingency or cancellation right; (2) Elected to proceed with the transaction; and (3) Assumed all liability, responsibility, and expense for repairs or corrections pertaining to that contingency or cancellation right, or for inability to obtain financing if the contingency pertains to financing, except for items which Seller has agreed in writing to repair or correct.
D.       CANCELLATION OF SALE/ESCROW; RETURN OF DEPOSITS: If Buyer or Seller gives written NOTICE OF CANCELLATION pursuant to rights duly exercised under the terms of this Agreement, Buyer and Seller agree to sign mutual instructions to cancel the sale and escrow and release deposits, including any accumulated interest, less fees and costs, to the party entitled to the funds.
         Fees and costs may be payable to service providers and vendors for services and products provided during escrow. Release of funds will require mutual, signed release instructions from both Buyer and Seller, judicial decision, or arbitration award.
22.      LIQUIDATED DAMAGES:  If Buyer fails to complete this purchase by reason of any default of Buyer, Seller shall retain, as liquidated damages for breach of contract, the deposit actually paid.  Buyer and Seller agree that this amount is a reasonable sum given that it is impractical or extremely difficult to establish the amount of damages that would actually be suffered by Seller in the event Buyer were to breach this Agreement.

Buyer's Initials ___/___ Seller's Initials /s/ DM

23.      DISPUTE RESOLUTION:
A.       MEDIATION:  Buyer and Seller agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action, subject to paragraphs 23C and D below.  Mediation fees, if any, shall be divided equally among the parties involved.  If any party commences an action based on a dispute or claim to which this paragraph applies, without first attempting to resolve the matter through mediation, then that party shall not be entitled to recover attorney's fees, even if they would otherwise be available to that party in any such action.  THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISIONS IS INITIALED.
B.       ARBITRATION OF DISPUTES: Buyer and Seller agree that any dispute or claim in Law or equity arising between them out of this
         Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration, subject to paragraphs 23C and D below. The arbitrator shall be a retired judge or justice, or an attorney with at least five years of real estate transactional law experience, unless the parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California Law. In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California Code of Civil Procedure.  Judgment upon the award of the arbitrator(s) may be entered in any court having jurisdiction.  The parties shall have the right to discovery in accordance with the Code of Civil Procedures Section 1283.05.
         "NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE
         ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY
         RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE
         GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION
         OF DISPUTES' PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION,  YOU MAY BE COMPELLED TO
         ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS
         VOLUNTARY."
         "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE
         'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."
C.       EXCLUSIONS FROM MEDIATION AND ARBITRATION:  The following matters are excluded from Mediation and Arbitration: (a) A judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or installment land sale contract as defined in Civil Code Section 2985; (b) An unlawful detainer action; (c) The filing or enforcement of a mechanic's lien; (d) Any matter which is within the jurisdiction of a probate, small claims, or bankruptcy court; and (e)
         An action for bodily injury or wrongful death, or for latent or patent defects to which Code of Civil Procedure Section
         337.1 or Section 337.15 applies.  The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a violation of the mediation and arbitration provisions.
D.       BROKERS:  Buyer and Seller agree to mediate and arbitrate disputes or claims involving either or both Brokers, provided either or both Brokers shall have agreed to such mediation or arbitration, prior to or within a reasonable time after the dispute or claim is presented to Brokers. Any election by either or both Brokers to participate in mediation or arbitration shall not result in Brokers being deemed parties to the Agreement.
24.      DEFINITIONS:  As used in this Agreement:
A.       "Acceptance" means the time the offer or final counter offer is accepted in writing by the other party, in accordance with this Agreement or the Terms of the final counter offer.
B.       "Agreement" means the terms and conditions of this Purchase Agreement and any counteroffer or addendum.
C.       "Days" means calendar days, unless otherwise required by Law.
D.       "Days After .  .  ." means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs.
E.       "Close Of Escrow" means the date the grant deed, or other evidence of transfer of title, is recorded.
F.       "Law" means any law, code, statute, ordinance, regulation, or rule, which is adopted by a controlling city, county, state or federal legislative or judicial body or agency.
G.       "Repairs" means any repairs, alternations, replacement, or modifications (including pest control work) of the Property).
H.       Singular or Plural terms each include the other, when appropriate.
I.       C.A.R. Form means the specific form referenced or another comparable form agreed to by the parties.
25.      PROPERTY DATA SYSTEM:  If Broker is a participant of a Property Data System, Broker is authorized to report the terms of this transaction to any such Property Data System, to be published and disseminated to persons and entities authorized to use the information, on terms approved by the Property Data System.
26.      EQUAL OPPORTUNITY:  The Property is sold in compliance with federal, state, and local anti-discrimination Laws.
27.      ATTORNEY'S FEES:  In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorney's fees and costs, except as provided in paragraph 23A.

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 4 of 6 Pages.
Buyer's Initials (/s/ KSK) (/s/ MGK)        Seller's Initials (/s/ DM)

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COMMERCIAL PROPERTY PURCHASE AGREEMENT (CPA-14 PAGE 4 OF 6)

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Property Address:  1021 Market Place                                                               Date: 03/31/2003

28.      SELECTION OF SERVICE PROVIDERS:  If Brokers give Buyer or Seller referrals to persons, vendors, or service or product providers ("Providers"), Brokers do not guarantee the performance of any of those Providers.  Buyer and Seller may select ANY
Providers of their own choosing.
29.      TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES:  Time is of the essence.  No extension of time or waiver for performance of any act or obligation shall be deemed an extension of time or waiver for any other act or obligation.  All prior agreements between the parties are incorporated in this Agreement which constitutes the entire contract.  Its terms are intended by the parties as a final, complete, and exclusive expression of their agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement.  The captions in this Agreement are for convenience of reference only and are not intended as part of this Agreement. This Agreement may not be extended, amended, modified, altered, or changed except in writing signed by Buyer and Seller.
30.      ASSIGNMENT:  Buyer and Seller shall not assign all or any part of its interests in this Agreement without first having obtained the written consent of Seller.  Such consent shall not be unreasonably withheld, unless otherwise agreed in writing.  Any total or partial assignment shall not relieve Buyer of its obligations pursuant to this Agreement.
31.      SUCCESSORS AND ASSIGNS:  This Agreement shall be binding upon, and inure to the benefit of, Buyer and Seller and their respective successors and assigns, except as otherwise provided herein.
32.      COPIES: Seller and Buyer each represent that copies of all reports, documents, certificates, approvals, and other documents which are furnished to the other are true, correct, and unaltered copies of the original documents, if the originals are in the possession of the furnishing party.
33.      GOVERNING LAW:  This Agreement shall be governed by the laws of the state of California.
34.      AUTHORITY:  Any person or persons signing this Agreement represent(s) that such person has full power and authority to bind that person(s)' principal, and that the designated Buyer and Seller has full authority to enter into and perform this Agreement.
Entering into this Agreement, and the completion of the obligations pursuant to this contract, does not violate any Articles of
Incorporation, By Laws, Partnership Agreement, or other document governing the activity of either Buyer or Seller.
35.      OTHER TERMS AND CONDITIONS.  Including ATTACHED SUPPLEMENTS
[ ]      Buyer Inspection Advisory (C.A.R. Form B1A-14)
[ ]      Seller Financing Addendum and Disclosure (C.A.R. Form SFA-14)
[ ]      Intent To Exchange Supplement (C.A.R. Form ES-14)

Seller disclosure to include property line description and common area agreements.
Should this contract not close deposit shall be returned to Buyer providing Buyer has performed per this contract.
Sale is "As Is, Where Is" - any inspections for Buyers are for Buyers information only.  Buyer to inspect property and release inspection approval in 30 days. If Buyer disapproves of any inspection, property disclosure or lease or common area agreements Buyer shall notify Seller in writing and this contract shall become null and void and all deposits returned to Buyer.
Buyer to pay all escrow and title fees.
36.      NOTICES: Whenever notice is given under this Agreement, each notice shall be in writing, and shall be delivered personally, by facsimile, or by mail, postage prepaid.  Notice shall be delivered to the address set forth below the recipient's signature of acceptance.  Either party may change its notice address by providing notice to the other party.
37.      AGENCY CONFIRMATION:  The following agency relationship(s) are hereby confirmed for this transaction:
Listing Agent:  __________________ (Print Firm Name) is the agent of (check one):
[ ]  the Seller exclusively, or
[ ]  both the Buyer and Seller.

Selling Agent: ReMax Dolphin Real Estate (Print Firm Name) (if not same as Listing Agent) is the agent of (check one):
[X]  the Buyer exclusively; or
[ ]  the Seller exclusively; or
[ ]  both the Buyer and Seller.

(In all transactions, a broker may not act for more than one party without the knowledge or consent of all parties.)

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 5 of 6 Pages.
Buyer's Initials (/s/ KSK) (/s/ MGK)        Seller's Initials (/s/ DM)

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COMMERCIAL PROPERTY PURCHASE AGREEMENT (CPA-14 PAGE 5 OF 6)

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Property Address:  1021 Market Place                                                               Date: 03/31/2003

38.      OFFER:  This is an offer to purchase the Property on the above terms and conditions.  All paragraphs with spaces for initials by Buyer and Seller are incorporated in this Agreement only if initialed by all parties.  If at least one but not all parties initial, a counteroffer is required until agreement is reached. Unless Acceptance of Offer is signed by Seller, and a signed copy delivered in person, by mail, or facsimile, and personally received by Buyer, or by Ken Johnson, who is authorized to receive it, by 4-2-03 (date), at 5 PM, the offer shall be deemed revoked and the deposit shall be returned.  Buyer has read and acknowledges receipt of a copy of the offer and agrees to the above confirmation of agency relationships.  If this offer is accepted and Buyer subsequently defaults, Buyer agrees to pay Brokers' compensation.  This Agreement and any supplement, addendum, or modification, including any photocopy or facsimile, may be signed in two or more counterparts, all of which shall constitute one and the same writing.

Buyer and Seller acknowledge and agree that Brokers: (a) Do not decide what price Buyer should pay or Seller should accept; (b) Do not guarantee the condition of the Property; (c) Shall not be responsible for defects that are not known to Broker(s); (d) Do not guarantee the performance or Repairs of others who have provided services or products to Buyer or Seller; (e) Cannot identify
Property boundary lines: (f) Cannot verify Inspection reports, square footage or representations of others; (g) Cannot provide legal or tax advice; (h) Will not provide other advice or information that exceeds the knowledge, education and experience required to obtain a real estate license.  Buyer and Seller agree that they will seek legal, tax, insurance, and other desire assistance from appropriate professionals.

Date 3/31/03                                              Date 3/31/03
Buyer /s/ Kevin S. Kim                                    Buyer /s/ Marcia G. Kim
By
Name Printed Kevin S. Kim                                 Name Printed Marcia G. Kim
Title
Address [confidential]
Telephone [confidential]
Notice Address, if different

39.      BROKER COMPENSATION:  Seller agrees to pay compensation for services as follows:  $41,625, to ReMax Dolphin Real Estate,
Broker, and ____________, Broker, payable (a) On recordation of the deed or other evidence of title; or (b) If completion of sale is prevented by default of Seller, upon Seller's default; or, (c) If completion of sale is prevented by default of Buyer, only if and when Seller collects damages from Buyer, by suit or otherwise, and then in an amount equal to one-half of the damages recovered, but not to exceed the above compensation, after first deducting title and escrow expenses and the expenses of collection, if any. In any action, proceeding or arbitration relating to the payment of such compensation, the prevailing party shall be entitled to reasonable attorney's fees and costs, except as provided in paragraph 23A.
40.      ACCEPTANCE OF OFFER:  Seller warrants that Seller is the owner of this Property or has the authority to execute this
Agreement.  Seller accepts the above offer, agrees to sell the Property on the above terms and conditions, and agrees to the above confirmation of agency relationships. Seller has read and acknowledges receipt of a copy of this Agreement, and authorizes Broker to deliver a signed copy to Buyer.
If checked: [X] SUBJECT TO ATTACHED ADDENDUM, DATED April 2, 2003
Date April 2, 2003
SELLER Montgomery Realty Group, Inc.
By /s/ Dinesh Maniar
Name Printed Dinesh Maniar
Title President
Address 400 Oyster Point Blvd., Suite 415
South San Francisco, CA  94080
Telephone 650-266-8080  Fax 650-266-8089
Notice Address, if different _________________________

Agency relationships are confirmed as above.  Real Estate Brokers are not parties to the Agreement between Buyer and Seller. Selling
Broker acknowledges receipt for deposit as specified above.
Real Estate Broker (Selling Firm Name) ReMax Dolphin  By Ken Johnson  Date 3/31/2003
Address 282 Redwood Shored Pkwy Redwood City Telephone 650 802 5800 Fax 650 802 5900

(__/__) ACKNOWLEDGEMENT OF RECEIPT: Buyer or authorized agent acknowledges receipt of Initials signed Acceptance on (date) _________
at _____ AM/PM

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                                                                ADDENDUM

                                                   TO COMMERCIAL PROPERTY AGREEMENT


         This Addendum ("Addendum") is attached to that certain Commercial Property Purchase Agreement and Joint Escrow Instructions
(and Receipt for Deposit) (the "Purchase Agreement") dated as of March 31, 2003, by and between MONTGOMERY REALTY GROUP, INC.
(Seller) and KEVIN S. KIM and MARCIA G. KIM, or assignee (Buyer) is entered into and effective on April 2, 2003, hereby agree as follows:

         If there is any conflict or inconsistency between the terms and provisions of the Purchase Agreement and this Addendum, the provisions of this Addendum shall govern and control. The Purchase Agreement and this Addendum constitutes Buyer and Seller's entire agreement with respect to the Property.

         Each and every term, covenant and condition of the Purchase Agreement is hereby ratified and affirmed except as set forth in this Addendum.

         1.       Buyer shall obtain the loan at market rate and terms.

         2.       Buyer shall remove all contingencies, including Appraisal Contingency within thirty (30) days except for Loan
Contingency.

         3.       The Loan Contingency shall be removed within forty-five (45) days of acceptance.  Upon removal of Loan Contingency
Buyer shall increase its deposit with the Title Company by making an additional deposit in the amount of Fifty Thousand Dollars
($50,000).  All deposits are not refundable.

         4.       Escrow Agent shall be First American Title Guaranty Company, whose address is:  1850 Mt. Diablo Blvd., Suite 300,
Walnut Creek, California, 94596, telephone:  (925) 927-2173; Contact person: Pamela Nicolini.

         5.       Buyer acknowledges that it will rely solely upon its own experts, consultants and advisors and that Buyer will purchase the Property "AS IS" with no representation or warranty of Seller, or of any agent of Seller, surviving the Closing.

         6.       Buyer and Seller agree to provide CCP ss.1542 Waiver to each other.

         7.       It is understood and agreed that Seller has the right to structure this transaction in compliance with the tax-free exchange provisions of Internal Revenue Code ss. 1031.  Seller shall have the right, at Seller's sole option to extend the
Closing Date for a maximum of sixty (60) days beyond the Closing Date set forth in Purchase Agreement.

         8.       If the terms and conditions of this Purchase Agreement and Addendum are acceptable, please execute and return to the undersigned by Friday April 4, 2003, by 5:00 p.m. Pacific Standard Time.  If we have not received your executed Purchase
Agreement and Addendum by such time and date, this Contract shall automatically expire and be deemed null and void.

         NOW THEREFORE the parties hereto execute this Addendum effective this 2nd day of April 2003.

Seller:

MONTGOMERY REALTY GROUP, INC.

/s/ Dinesh Maniar, President

Buyer:

/s/ Mr. Kevin S. Kim

Buyer:

/s/ Ms. Marcia G. Kim
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